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The following was a transcript of the interview of DWAC’D LIVE! Special Patrick Orlando on Merger Extension Voting featuring Patrick Orlando, Chief Executive Officer and Chairman of Digital World Acquisition Corp. on August 30, 2022.

Chad Nedohin (01:28):

Good morning, DWAC stock. How is everybody doing this morning? It’s, this is the best morning we’ve had on the show yet. This is fantastic. As you all know, we are joined by Patrick Orlando, CEO of Digital World Acquisition Corp. Uh, but before we get started in anything, we’re gonna go into the word of God, because there’s no reason to put aside the word of God for anything, cuz he is first and foremost in our lives. Okay, so I’m gonna, I have a really short one today. It is Proverbs 23:23, and I think you’ll really enjoy this one Patrick. Get the truth and never sell it. Also, get wisdom, discipline and good judgment, because that’s what we’re doing herefolks. We literally <laugh>, a s, as a team of investors, we have bought into truth and we are never selling because we are diamond-handed hodlers. So let’s have a quick prayer and then we’re gonna get into this. Father in heaven, we thank you for this morning and we thank you that you have sent Patrick to us, to give us direction on how to continue to fight. Lord, we thank you that you are blessing this investment. Father, in the name of Jesus, we give you glory and we ask for you to bless Patrick and his family and bless himin in the fight. Give him strength and wisdom and all the resources and good people around him to continue to win for truth. In the name of Jesus,we all said, Amen. All right. Amen.

Patrick Orlando (02:58):

All right. Uh, do you wanna give a little intro as to what we’re doing or I can, I can dive right in.

Chad Nedohin (03:04):

Uh, yeah, I’ll just give it a quick 10 seconds here, so folks, the plan today, for those who haven’t read it online, but I’m sure most of you have, because everybody’s excited about this week is that we are going to go through instructions on voting. There has been a lot of talk for now a month on voting. Uh, a lot of talk for a month andnd what we have seen is confusion. Some people have been able to vote. Others haven’t. Some brokers have been easy to vote with. Others haven’t. There have been confusion about whether if you have multiple accounts, should you vote multiple times? Today, Patrick is here to explain all of that. What’s awesome about this guys is that this is no more conjecture. This isn’t a bunch of us running around trying to figure out what the PR’s mean and, and, and doing it the hard way on the calls, cuz believe me, we’ve been crowdsourcing this entire effort. Today, we hear it from the man himself, Patrick Orlando, CEO of DWAC, take it away.

Patrick Orlando (04:04):

Wonderful guys, look, this is exciting. It’s wonderful to be able to connect with the stockholders that support our efforts. Obviously this is an important vote for us. We, we are voting on extending the amount of time that we have to complete this proposed business combination. Currently we were one years back. We’ve had some delays. This is a, a deal with a lot of attention on it. It’s slower than expected, but we’re fighting every single day, working every single day to advance the ball. And this is where we need the stockholders to come in and have their votes counted. Typically in proxy votes, the participation of retail shareholders is relatively low. I believe it’s somewhere in the, the 28% range is once the district that I read, you know, we’re looking for far greater participation.

We believe that our shareholders, the DWAC shareholders are potentially far more engaged than the typical shareholder, and this is the time for everybody to exercise the right that they get by owning shares. You know we urge shareholders to probably vote for the extension. We believe it’s the right move to have the company have more time to complete the proposed business combination and everyone should be checking their emails. Typically, your broker’s gonna send you an email. It might go to junk. It might look like any other email from the broker. Check your email first. There should be a link you should be able to click it. It should be the kind of the, the most, the least painful way to get your vote in. If for some reason you don’t see that link, you can call the broker.

I think that’s, you know, one way to get this done. The other alternative, and I don’t know if everybody can see my screen, but, we are using Saratoga proxy as our proxy solicitor, and they have a phone number, and if you call into this phone number, the (888) 368-0379 or the (212)257-1311, Saratoga proxy will walk you through the process of voting, and if you have multiple accounts or don’t know if you have multiple accounts, you know, they’ll research that and you’ll be able to, to exercise your ability to vote and show what you think about, this important effort and have your vote counted.

Chad Nedohin (06:46):

That’s fantastic. I love that that Patrick. The, uh, the phone number is really cuz then if you’re reading uh into a PR is, you know, still confusing, someone can just walk you through it. That’s, uh, I’m, I’m assuming that that was, uh, that was planned in advance, because you knew, and you, you really thought through that there were people that were gonna need that, that level of help, andit’s we thank you. It’s just awesome.

Patrick Orlando (07:12):

Look I believe we have a, a diverse shareholder base. We do have a much higher retail shareholding than most other SPACs, you know, many SPACs end up being held in majority by institutions. I believe we’re majority held by retail and it’s incredibly important to have our shareholders get their votes in. That that’s, it’s critical, right? I mean, there’s, well, every time we have a decision, I don’t make the decision. The decision is made, you know, these, this type of meetings, the decisions are made by the shareholders, and if you don’t vote, it’s taken as a no vote, number one, and number two, you don’t get heard. So, you know, this is important. It’s, it’s engagement, and exercising your rights is something we really, really stand behind, personally, and you know, I think your actions, your words, and, your thoughts have to be consistent, and if you feel strongly enough to buy the stock, then, you know, you should be exercising your right to vote.

Chad Nedohin (08:25):

And we do feel strongly. This is, uh, this is the DWAC family. We consider ourselves the diamond hands of all diamond hands. This is the team that, that’s gonna go. So, you know what guys go, DWAC fam. Get those votes in. Uh…

Patrick Orlando (08:40):

Yeah, I mean, if you know anybody holding DWAC, that, that isn’t aware of the vote, it’d be really, really important to, to get them aware of the vote. There’s gonna be additional PR. I’m not sure if everybody knows how to monitor the websites for every time that we, we issue PR, it becomes public that there’s a couple links. Maybe I can send them over and you guys can post them, but that there’s several services where you can just get alerts every time we file something and we’re gonna be you know, filing additional information over the coming days. Anytime there is something material, we file an 8-K or, or a similar public filing. That’s how we communicate to the public, and this is wonderful to, to connect with everybody, and of course, any questions please send them through and we’ll assist as much as we can.

Chad Nedohin (09:35):

Here’s an interesting question from from Elizabeth, A-777 do you act, are you able to monitor this, the status of the voting, or do you see all the ballots when the time closes and you just see a final number?

Patrick Orlando (09:51):

So we, we get periodic updates. It, it does take some time for the votes to be tallied and for the different services to submit their numbers, but we will have updates and I will check. You know, obviously as a public company, you have to be careful what information you’re releasing and how you’re doing it, but you know, if it’s appropriate and permitted to provide updates, we will, and otherwise the results, everyone else will get to know the results at the special meeting. It would be great to have people attend the special meeting. You know, many times we have these special meetings and there’s, you know, handfuls of participants. You know, this is a story and a stock that I do believe has a different level of engagement.

Chad Nedohin (10:40):

Yeah., andnd so actually, I’m gonna issue a challenge here. Um, to all of the DWAC holders out there, to the DWAC fam, we need 65%,, right Patrick?

Patrick Orlando (10:54):

Correct.

Chad Nedohin (10:56):

I’m gonna say, guys, let’s go for 90. Let’s show, the Deep State and the Dems and everybody else out there, all the hedge funds, everybody’s gone after this stock. Let’s show them that this is a group of retail investors that is engaged and here for the win. Let’s get the 90%. It is your right to vote, and let’s show them that we are going to take that right. Let’s show them what voter turnout looks like.

Patrick Orlando (11:21):

And, let’s have a great Labor Day weekend.

Chad NedohinYes. (11:24):

Patrick Orlando (11:26)

Well, let’s put, let’s make a, a little history on the vote and then have a great weekend.

Chad Nedohin (11:29):

Perfect. I’m just gonna check and see if there’s anymore, um, oh, cutoff date. So, there’s some confusion. If you’re with a broker, we understand that it’s Friday and a day, and if you’re with, if you’re direct registered, then you have, you still have till the sixth, is that true?

Patrick Orlando (11:45):

You know, I need to check. The, the vote’s the sixth, so given the fact that Monday’s a holiday, and this is, this is very typical on my votes, for some reason, it’s always on a holiday weekend or right after holiday weekend. You know it’s prudent to get your vote in as early as possible. We’ll double check and if we can release deadlines for different platforms, we will. I would aim to have your votes in by Friday. Hopefully we have reached what we need to by then, and, you know, we welcome everybody’s votes. We’ll figure out if for some reason you’re not able to vote through the regular platform, if you can still do the call in number, or similar so that everybody gets a chance to have their vote heard.

Chad Nedohin (12:29):

Wonderful. So, I don’t know if you know this, but, uh, DWAC live are, we’re going to do a pregame panel of about 12 DWAC stock OGs before the meeting. Then we’re all gonna log off that go to your meeting, and then we’re gonna come back and we’re all gonna chat about it and do a postgame debrief.

Patrick Orlando (12:48):

Oh, that’s great. I’ll start watching, and it’s, it’s great to you know, sometimes you guys don’t see us and we don’t see you, so it’s really great to connect with, you know, the people that support us and vice versa.

Chad Nedohin (13:03):

Yeah, that is that, that is a big deal because we can end up in silos, right? And, everybody starts to wonder, what’s going on? So, um, I’m looking forward to more time spent between, you know, with everyone. I mean, to be honest, I’ve been trying to plan a, a big DWAC victory party once the merger, merger’s all done. Maybe, uh, maybe you can pull some strings with the boss and, and, uh, and, and organize the ballroom at Mar-a-Lago.

Patrick Orlando (13:27):

<laugh>, I mean, I’ll tell you one thing right now, my mind, I wake up every morning and, and just grind and, you know, when we get, to where we need to, we’ll grind on the celebration plans, but right now it’s all about just doing the hard work and making sure that we have, you know, the time and effort required to get over the finish line.

Chad Nedohin (13:48):

I love that. Head down and work and don’t think about anything else, but victory. That is fantastic. Alright, so do you have any, anything else that you wanna share with the investors as far as instructions, things that they should be thinking about in doing?

Patrick Orlando (14:02):

So, you know, once again, you know, there are emails that should have gone out. There are some physical mailings, right? And if you own the stock and you haven’t gotten any of those, I just urge you to call in and that’s the easiest way to get the vote counted, right? So let’s just pick up the phones. Let’s call in. We need feedback if those, you know, lines get full or whatever, we’ll figure out a way to open it up even more, but, for right now monitor the public filings. There’s the proxy vote website. If you do have your control number, there’s a, there’s a website. I believe it’s here on the PR, here it is.

Chad Nedohin (14:51):

Proxyvote.com.

Patrick Orlando (14:52):

Yeah, proxy vote.com. I don’t actually see it here on this, on this version of the PR, but that, you know, proxy vote.dot com. You do need your control number, and if anyone’s having a challenge with their control number, just, I urge you to call in and, and have them walk you through the process.

Chad Nedohin (15:07):

It’s right there on the screen folks, proxyvote.com, proxyvote.com with your control number, otherwise pick up the phone. So, those are your two instructions for the day. Everything you’ve seen and heard. If you did not get something automated from your broker in email or through the platform, which those are the easy ones, then it’s your duty to call, get that control number, go to proxyvote.com and vote, and that’s it. I think?

Patrick Orlando (15:36):

Let us know when you voted. I mean, go ahead. It’s exciting to see people post on Truth Social or, or any other platform about going through the process successfully, and if you know anybody else, that’s a DWAC holder, let him know, you know, now’s the time to vote, and we’re gonna hopefully announce a very successful load in the near future.

Chad Nedohin (16:01):

Perfect, and remember folks, use that hashtag rock the proxy, every if you’re, that’s T right Patrick, when I saw you using that, everybody was like, he’s using our hashtag, so it was big celebration on our end when we saw that. Thank you so much.

Patrick Orlando (16:19):

<inaudible> guys. That was great. It was great to be on, and I look forward to speaking again.

Chad Nedohin (16:23):

Okay, and uh, now quick, just one last question, before we go. Uh, we always end the show with, uh, saying you’ve been DWAC’d. Do you, uh, are you, are you comfortable with that being played here with the, uh, with the nature of the show?

Patrick Orlando (16:39):

I believe so. I don’t see why, you know, if that’s what you always do, keep your format and you know, it’s obviously, uh, it’s obvious that you’re passionate about you know, this stock and what we’re trying to do. So, go ahead and have at it.

Chad Nedohin (16:56):

Alright, and you, maybe you can join me. Okay, so folks, we’re gonna end this the normal way. God bless every one of you who’s watching. That, his blessing be on your household, be on your life and be on this stock and for the rest of you who don’t want this vote to succeed, you’ve just been…

Patrick Orlando (17:14):

DWAC’d

Chad Nedohin (17:15):

D nice.

Patrick Orlando (17:18):

All right. Excellent guys.

About Digital World

Digital World (Nasdaq: DWAC) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

Digital World urges investors, stockholders and other interested persons to read the definitive proxy statement dated August 25, 2022 (the “Extension Proxy Statement”), as well as other documents filed by Digital World with the SEC, because these documents contain important information about Digital World and the Extension. The Extension Proxy Statement was mailed to stockholders of Digital World as of a record date of August 12, 2022, on or about August 25, 2022. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: info@dwacspac.com.

Participants in Solicitation

Digital World and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of Digital World stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Digital World’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Digital World, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Digital World’s stockholder approval of the Extension, Digital World’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including Digital World’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” the Extension Proxy Statement under the heading “Risk Factors” and other documents Digital World has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Digital World expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Digital World’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.